EXHIBIT 5.1

PECCOLE PROFESSIONAL PARK 10080 WEST ALTA DRIVE, SUITE 200 LAS VEGAS, NEVADA 89145 702.385.2500 FAX 702.385.2086 HUTCHLEGAL.COM

November 20, 2024

Board of Directors

Nixxy, Inc.

500 Seventh Avenue

New York, New York 10018

Re:	Nixxy, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Nixxy, Inc., a Nevada corporation (the “Company”), in connection with the sale of 1,416,665 shares of common stock, par value of $0.0001 per share (the “Shares”), each issued pursuant to that certain securities purchase agreement dated November 20, 2024 (the “Purchase Agreement”) between the Company and the purchasers named therein.

This opinion is being furnished in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-267470) (the “Registration Statement”), as initially filed with the United States Securities and Exchange Commission (“SEC”), on September 30, 2022, pursuant to the federal Securities Act of 1933 (the “Securities Act”), and the related prospectus contained therein, as supplemented by the prospectus supplement dated November 20, 2024 (together, the “Prospectus”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of SEC Regulation S-K (12 C.F.R. § 229.601(b)(5)).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the Prospectus; (ii) the Purchase Agreement; (iii) the Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on March 20, 2020, as amended by that certain Certificate of Change Pursuant to NRS 78.209 as filed with the Secretary of State of Nevada on June 17, 2021, as amended by that certain Certificate of Change Pursuant to NRS 78.209 as filed with the Secretary of State of Nevada on August 22, 2023, as amended by that certain Certificate of Amendment as filed with the Secretary of State of Nevada on September 3, 2024, and as amended by that certain Certificate of Amendment as filed with the Secretary of State of Nevada on September 27, 2024; (iv) the By-Laws of the Company; (v) that certain unanimous written consent of the Board of Directors of the Company dated November 19, 2024; and (vi) that certain Officer’s Certificate of the Company dated November 20, 2024. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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Nixxy, Inc.

November 20, 2024

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, we are of the opinion that:

(1) The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued, sold, and delivered by the Company in the manner and under the terms described in the Registration Statement, the Prospectus, and the Purchase Agreement, and upon payment of the consideration therefor, the Shares will be validly issued, fully paid, and non-assessable.

We disclaim any undertaking to advise you of any changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date of this opinion.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal or state securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ HUTCHISON & STEFFEN, PLLC
HUTCHISON & STEFFEN, PLLC

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